Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221616 on Form S-8 of our report dated April 30, 2018, relating to the consolidated financial statements and financial statement schedule of Zai Lab Limited and its subsidiaries (the “Group”), appearing in this Annual Report on Form 20-F of Zai Lab Limited for the year ended December 31, 2017.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 30, 2018